Exhibit 99.1

News Release

For Immediate Release

For more information, contact:

Sandra A. Frankhouse

Chief Financial Officer and Treasurer

Tel: 419-468-7600

PECO II Provides Business Update

GALION, Ohio – October 6, 2005 – PECO II, Inc. (Nasdaq:PIII) a full-service provider of engineering and installation on-site services and a manufacturer of communications power systems and equipment to the communications industry, announced today that the Company is reviewing various strategic alternatives to formulate a plan to grow, acquire, partner, sell or merge the Company, with potential U.S. or foreign businesses, including those in China. There is no certainty that any of these alternatives will be consummated or that any of these alternatives, if consummated, will achieve PECO II’s objectives.

Forward-Looking Statements

Statements in this release that are not historical fact are forward-looking statements, which involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements. Forward-looking statements in this press release include statements about the Company’s review of various strategic alternatives.

Factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to successfully consummate any strategic alternatives or, if consummated, the failure of such alternatives to achieve PECO II’s objectives; a general economic recession; a downturn in our principal customers’ businesses; the growth in the communications industry; the ability to develop and market new products and product enhancements; the ability to attract and retain customers; competition and technological change; and successful implementation of the Company’s business strategy. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. PECO II does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in PECO II’s periodic filings with the Securities and Exchange Commission.

About PECO II, Inc.

PECO II, headquartered in Galion, Ohio, provides engineering and on-site installation services and designs, manufactures and markets communications power systems and power distribution equipment. As the largest independent full-service provider of telecommunications power systems, the Company provides total power quality and reliability solutions, and supports the power infrastructure needs of communications service providers in the local exchange, long-distance, wireless, broadband and Internet markets. Additional information about PECO II can be found at www.peco2.com.

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